UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

AMERICAN BUILDING CONTROL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is a press release issued by American Building Control, Inc. (the “Company”) on June 5, 2003:

American Building Control Reminds Stockholders to Vote

Lewisville, Texas- June 5, 2003- American Building Control, Inc. (NASDAQ: ABCX) wishes to remind its stockholders to vote their shares with respect to the annual meeting of the stockholders scheduled for 9 A.M., Friday, June 6, 2003. The meeting will be held at the Company’s office at 1301 Waters Ridge Drive, Lewisville, Texas.

Stockholders who wish to vote should immediately call Mellon Investor Services at (917) 320-6283 or (917) 320-6211 for instructions.

Contact:
American Building Control, Inc., Lewisville Teresa Prewit (972) 353-6458 teresa.prewit@americanbuildingcontrol.com

ADDITIONAL INFORMATION

This press release may be deemed to be solicitation material in respect of the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at 1301 Waters Ridge Drive, Lewisville, Texas 75057 on June 6, 2003. On May 22, 2003, the Company filed a definitive proxy statement (the “Proxy Statement”) with the SEC, and the Proxy Statement was first mailed to the Company’s stockholders on or about May 22, 2003. Investors and stockholders of the Company are urged to read the Proxy Statement because it contains important information about the Company and the matters to be voted on at the Annual Meeting. Investors and stockholders may obtain a free copy of the Proxy Statement and all of the Company’s annual, quarterly and special reports at the SEC’s web site at WWW.SEC.GOV. A free copy of the Proxy Statement and all of the Company’s annual, quarterly and special reports may also be obtained from the Company by directing a request to Investor Relations at 972-353-6642.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting. Information regarding the security ownership and other interests of the Company’s executive officers and directors is included in the Proxy Statement.